THE LIPPER FUNDS, INC.


ARTICLES OF AMENDMENT
CHANGING NAME OF SERIES
PURSUANT TO MGCL SECTION 2-605(a)(4)


The Lipper Funds, Inc., a Maryland corporation, having its principal office in Baltimore
City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:


FIRST:		The Charter of the Corporation is hereby amended to provide
that
the name of the Prime Lipper Europe Equity Fund series of Common Stock of the Corporation is changed to "Lipper Prime Europe Equity Fund."


SECOND:	The amendment does not change the outstanding capital stock of the
Corporation or the aggregate par value thereof.


THIRD:	The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-
605(a)(4) of the Maryland General Corporation Law.


FOURTH:	The Corporation is registered as an open-end investment management company under the Investment Company Act of 1940, as amended.


FIFTH:	These Articles shall become effective on June 30, 1999.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and President and witnessed by its Secretary on this ____ day of ______________, 1999.


THE LIPPER FUNDS, INC.


By:
	Name:	Kenneth Lipper
Title:	Chairman of the Board
and President
ATTEST:


_________________________
Name:	Abraham Biderman
Title:	Secretary


THE UNDERSIGNED, the Chairman of the Board and President of The Lipper Funds, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




Name:	Kenneth Lipper
Title:	Chairman of the Board
and President


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